CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2014, relating to the financial statements of ETFS White Metals Basket Trust appearing in the Annual Report on Form 10-K of ETFS White Metals Basket Trust for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 23, 2014